Number:  459156




                              CERTIFICATE

                                  OF

                             CHANGE OF NAME

                              COMPANY ACT


           CANADA
PROVINCE OF BRITISH COLUMBIA




                           I Hereby Certify that

                          KBK NO. 24 VENTURES LTD.

                      has this day changed its name to


                        TITAN TRADING ANALYTICS INC.



                              Issued under my hand at Victoria,
British Columbia
                                           on November 14, 1994


                                           /S/ John S Powell

                                           JOHN S. POWELL
                                           Registrar of Companies